Exhibit 4.1


                      SAN JOAQUIN BANCORP STOCK OPTION PLAN
                                   MAY 1, 1989
                          (Amended September 26, 1989)
                            (Amended March 22, 1994)
                             (Amended July 19, 1994)
                             (Amended May 20, 1997)
                             (Amended July 31, 2006)

     1.   Purpose.
          -------

     The purpose of the San Joaquin Bancorp Stock Option Plan (the "Plan") is to strengthen San Joaquin Bank (the "Bank"), and those corporations which are or hereafter become subsidiary corporations of the Bank, by providing to participating employees and directors added incentive for high levels of performance and for unusual efforts to increase the earnings of the Bank and its subsidiary corporations. The Plan seeks to accomplish these purposes and results by providing a means whereby such employees and directors may purchase shares of the common stock of San Joaquin Bancorp pursuant to options granted under the Plan.

     Effective July 31, 2006, San Joaquin Bancorp has assumed sponsorship of the Plan for the purpose of administering any and all outstanding option awards under the Plan on a prospective basis.

     2.   Administration.
          --------------

     This Plan shall be administered by the Board of Directors of San Joaquin Bancorp (the "Board of Directors"). Any action of the Board of Directors with respect to administration of the Plan shall be taken pursuant to a majority vote, or to the unanimous written consent, of its members.

     Subject to the express provisions of the Plan, the Board of Directors shall have the authority to construe and interpret the Plan and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Board of Directors on matters referred to in this paragraph shall be final and conclusive.

     3.   Participation.
          -------------

     All full-time, salaried officers and employees of the Bank and its subsidiary corporations (the "Employees") and all members of the Board of Directors of the Bank or a subsidiary corporation of the Bank (the "Directors") shall be eligible for selection to participate in the Plan. Employees of the Bank (including Directors who are Employees) will be granted "Incentive Stock Options." Directors of the Bank or of a subsidiary corporation, who are not Employees of the Bank or of a subsidiary corporation (the "Non-Employee Directors"), will be granted Non-Qualified Options under the Plan. Subject to the express provisions of the Plan, the Board of Directors shall select individuals from the eligible class to whom stock option agreements shall be granted and shall determine the terms and provisions of the respective stock option agreements (which need not be identical), the times at which such options

                                                                    Exhibit 4.1

shall be granted, and the number of shares subject to each option. An individual who has been granted an option may, if otherwise eligible, be granted additional options if the Board of Directors shall so determine.

     (a) Except as otherwise provided in the Plan, each option shall be exercisable on each of the first, second, third, fourth and fifth anniversary dates after the date of the grant as to twenty percent (20%) of the shares subject to the grant.

     (b) Subject to earlier termination as provided elsewhere in the Plan, each option, and all rights or obligations thereunder, by its terms shall expire not less than five (5) years nor more than ten (10) years from the date the option was granted.

     (c) Options granted to Non-Employee Directors shall not exceed in any calendar year an option to buy more than five hundred (500) shares of San Joaquin Bancorp's stock.

     4.   Stock Subject to the Plan.
          -------------------------

     Subject to adjustment as provided in paragraph "13" hereof, the stock to be offered under the Plan shall be shares of the San Joaquin Bancorp's authorized but unissued common stock (hereafter called "stock"), and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 463,000 shares. All shares of stock reserved for issuance under the Plan are available for grants of Incentive Stock Options. If any option shall expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

     To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of stock issuable upon exercise of all outstanding options granted under this Plan or under any other outstanding options or warrants issued by San Joaquin Bancorp and the total number of shares of stock provided for under any stock bonus or similar plan of San Joaquin Bancorp shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the securities of San Joaquin Bancorp that are outstanding at the time the calculation is made.

     5.   Option Price.
          ------------

     The purchase price of stock subject to each option shall be determined by the Board of Directors, but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. The purchase price of any shares purchased shall be paid in full in cash at the time of each purchase.

     6.   Option Period.
          -------------

     Each option and all rights or obligations thereunder shall expire on such date as the Board of Directors may determine, but not later than ten (10) years

                                                                    Exhibit 4.1

from the date of grant, and shall be subject to earlier termination as provided elsewhere in the Plan.

     7.   Continuation of Employment.
          --------------------------

     Nothing contained in the Plan (or in any stock option agreement) shall obligate the Bank, San Joaquin Bancorp or any subsidiary corporation to employ any option holder ("optionee") for any period, or interfere in any way with the right of the Bank, San Joaquin Bancorp or any subsidiary corporation to reduce optionee's compensation or assure any optionee of remaining on the Bank's, San Joaquin Bancorp's or any subsidiary corporation's Board of Directors.

     8.   Exercise of Options.
          -------------------

     Each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board of Directors shall determine. No option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated. In any given installment period, if an optionee does not purchase all the shares which the optionee is entitled to purchase in such installment period or a fractional share interest remains, the optionee's right to purchase the remaining shares or fractional shares shall continue until expiration of such option.

     Not less than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the option.

     9.   Nontransferability of Options.
          -----------------------------

     Each option shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, and during the optionee's lifetime shall be exercisable only by the optionee.

     10.  Cessation of Employment.
          -----------------------

     Except as provided in paragraphs "6" and "11" hereof, if an optionee who is an Employee ceases to be employed by the Bank or a subsidiary corporation (or in the case of a Non-Employee Director, such person ceases to be a Director of the Bank or a subsidiary corporation), for any reason other than his or her death or disability, the optionee's option shall expire not later than thirty (30) days thereafter. During the thirty-day period, such option shall be exercisable only as to those installments, if any, which accrued as of the date on which the optionee ceased to be employed by the Bank or such subsidiary corporation or ceased to be a Director of the Bank or subsidiary corporation. In the event of the termination of the employment of an Employee of the Bank or subsidiary corporation who shall remain on the Board of Directors of the Bank or a subsidiary corporation, such person's option shall continue in force in the same manner as options for other Directors, even as to shares in excess of those which could originally have been issued to a Non-Employee Director, but any new options granted to such person shall comply with the limits on options granted to Directors.

                                                                    Exhibit 4.1

     11.  Termination of Employment for Cause.
          -----------------------------------

     If an optionee's employment by the Bank or a subsidiary corporation is terminated for cause (or in the case of a Non-Employee Director, such optionee is removed as a Director for cause), his or her option shall expire immediately. However, the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, reinstate the option by giving written notice of such reinstatement to the optionee at his or her last known address. In the event of such reinstatement, the optionee may exercise the option only to such extent, for such time, and upon such terms and conditions, as if he or she had ceased to be employed by the Bank or such subsidiary corporation (or ceased to be a Director, as the case may be), upon the date of such termination for a reason other than cause or death. Termination for cause shall include termination for malfeasance or gross malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any significant conduct detrimental to the interests of the Bank or a subsidiary corporation; and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

     12.  Death or Disability of Optionee.
          -------------------------------

     Except as provided in paragraph "6" hereof, if any optionee dies or becomes disabled while employed by the Bank or a subsidiary corporation (or while acting as a Director), or during the thirty-day period referred to in paragraph "10"hereof, his or her option shall expire one (1) year after the date of such death or disability. After such death but before such expiration, the persons to whom the optionee rights under the option shall have passed by will or by the applicable laws of descent and distribution shall have the right to exercise such option to the extent that installments, if any, had accrued as of the date on which the optionee ceased to be employed by the Bank or such subsidiary corporation (or ceased to be a Director).

     13.  Adjustments Upon Changes in Capitalization.
          ------------------------------------------

     If the outstanding shares of the stock of San Joaquin Bancorp are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of San Joaquin Bancorp, without receipt of consideration by San Joaquin Bancorp, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall be made. Any such adjustment, however, in an outstanding option, shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

     14.  Terminating Events.
          ------------------

     Not less than thirty (30) days prior to dissolution or liquidation of the Bank, or a reorganization, merger, or consolidation of the Bank with one or more corporations, as a result of which the Bank will not be the surviving

                                                                    Exhibit 4.1

corporation, or a sale of substantially all the assets and property of the Bank to another person, or in the event of any other transaction involving the Bank where there is a change in ownership of at least twenty-five percent (25%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation (a "Terminating Event"),the Board of Directors shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph "8"hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. Upon the date thirty (30) days after delivery of said notice, any option or portion thereof not exercised shall terminate; and upon the happening of the Terminating Event the Plan shall terminate, unless provision be made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

     15.  Amendment and Termination by Board of Directors.
          -----------------------------------------------

     The Board of Directors may at any time suspend, amend, or terminate the Plan and may, with the consent of the optionee, make such modification of the terms and conditions of his or her option as it shall deem advisable; provided that, except as permitted under the provisions of paragraph "13" hereof, any amendment or modification which would:

     (a) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan, either in the aggregate or by an individual;

     (b) change the minimum option price;

     (c) increase the maximum term of options provided for herein; or

     (d) permit options to be granted to anyone other than a full-time, salaried officer or employee of the Bank or a subsidiary corporation, or a Director of the Bank or a subsidiary corporation;

shall be deemed adopted and shall be effective on the date specified by action of the Board of Directors, subject to approval thereof by shareholders of San Joaquin Bancorp holding not less than a majority of the voting power of San Joaquin Bancorp voting in person or by proxy at a duly held stockholders' meeting, and subject to approval thereof of a majority of the "disinterested" shareholders voting in person or by proxy at a duly held stockholders' meeting at which a quorum of "disinterested" shareholders is present or represented by proxy. Shareholder approval may be made retroactive.

     The Board of Directors may grant to an optionee, if he or she is otherwise eligible, additional options or, with the consent of the optionee, may grant a new option in lieu of an outstanding option for a number of shares, at a purchase price and for a term which is greater or less than that of the earlier option, subject to the limitations of paragraphs "5" and "6" hereof.

                                                                    Exhibit 4.1

     No option may be granted during any suspension of the Plan or after the Plan's termination. Amendment, suspension, or termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted, except as provided in paragraph "13" hereof.

     16.  Time of Granting Options.
          ------------------------

     The time an option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board of Directors; provided that, if appropriate resolutions of the Board of Directors indicate that an option is to be granted as of a future date, the time such option is granted shall be such future date. If action by the Board of Directors is taken by unanimous written consent of its members, the action of the Board of Directors shall be deemed to be at the time the last Board member signs the consent.

     17.  Privileges of Stock Ownership; Securities Law Compliance; Notice of
          Sale.
          -------------------------------------------------------------------

     No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered. No shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction, and of any exchanges upon which stock of San Joaquin Bancorp may be listed, shall have been fully complied with. San Joaquin Bancorp will diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any stock is issued pursuant to options. The optionee shall give San Joaquin Bancorp notice of any sale or other disposition of any such shares not more than five (5) days after such sale or disposition.

     18.  Effective Date of the Plan.
          --------------------------

     The Plan shall be deemed adopted as of the date first shown herein and shall be effective immediately, subject to approval hereof by shareholders of the Bank holding not less than a majority of the voting power of the Bank voting in person or by proxy at a duly held stockholder's meeting, and subject to approval hereof by a majority of the "disinterested" shareholders voting in person or by proxy at a duly held stockholders' meeting at which a quorum of "disinterested" shareholders is present or represented by proxy.

     19.  Termination.
          -----------

     The Plan terminated at the close of business on May 1, 1999, and no options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

     20.  Option Agreement.
          ----------------

     Each option shall be evidenced by a written stock option agreement, and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.

                                                                    Exhibit 4.1

     21.  Exculpation and Indemnification.
          -------------------------------

     San Joaquin Bancorp shall indemnify members of the Board of Directors, and of the Bank's board of directors, in any action brought against any such member or members to the maximum extent permitted by the applicable law.

     22.  Incentive and Non-Qualified Options.
          -----------------------------------

     Notwithstanding anything to the contrary herein set forth, the following provisions shall be applicable to this Plan:

     (a) All full-time, salaried officers and employees of the Bank and its subsidiary corporations, Employee Directors and Non-Employee Directors of the Bank and its subsidiary corporations are eligible to participate in the Plan, and Employees and Employee Directors are eligible to receive Incentive and Non-Qualified Options. Non-Employee Directors are only eligible to receive Non-Qualified Options. However, no person shall be eligible for a grant of options if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of San Joaquin Bancorp or any of its subsidiaries. Incentive stock options may be issued provided the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Bank) shall not exceed One Hundred Thousand Dollars ($100,000.00). Should it be determined that any incentive stock option granted pursuant to the Plan exceeds such maximum, such incentive stock option shall be considered to be a non-qualified option and not to qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent, but only to the extent, of such excess.

     (b) All options must be granted within ten (10) years from the date such Plan was originally adopted by the Board of Directors of the Bank or approved by the shareholders of the Bank, whichever is earlier;

     (c) No option granted pursuant to the Plan is exercisable after the expiration of ten (10) years from the date such option is granted;

     (d) All options granted prior to March 22, 1994 are intended to be Incentive Options. All options granted on or after March 22, 1994 shall be clearly labeled "Incentive Options" or "Non-Incentive Options".

     (e) In no event shall the option price under any option be less than the fair market value of the stock at the time the option is granted;

     (f) Such options are not transferable by any individual, otherwise than by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee, and only by the optionee;

     (g) No option shall be granted to an Employee or Director at a time when the Employee or Director possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank;

                                                                    Exhibit 4.1

     (h) The aggregate fair market value (determined as of the time the options are granted) of the stock for which any Employee or Director may be granted options in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00) plus any unused limit carryover to such year; and

     (i) In the case of all options granted as "Incentive Options," the provisions of this paragraph and of all other provisions of the Plan shall be interpreted in a manner consistent with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, in order that such options shall constitute Incentive Stock Options as defined in that Section and the regulations thereunder. San Joaquin Bancorp shall keep accurate records of the numbers of Incentive Options and Non-Qualified Options issued under this Plan and at any time outstanding under the Plan.